STATE OF DELAWARE SECRETARY
                                                                        OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 02/23/1998
                                                             981071956 - 2778361

                       CERTIFICATE OF OWNERSHIP AND MERGER


                               GEMMA GLOBAL, INC.
                             (a. Nevada corporation)

                                       AND

                               TREN PROPERTY CORP.
                            (a Delaware corporation)


The undersigned corporations, desiring to merge the business and assets of a wholly-owned subsidiary Nevada corporation, Gemma Global, Inc., as the merging corporation, into a parent Delaware corporation, Tren Property, Inc., as the surviving corporation, hereby sign, seal, and present for filing this Certificate of Ownership and Merger as required by the respective corporate laws of Delaware and Nevada, as follows:

1. The names of the constituent corporations are:

          Merging Corporation:

                    Gemma Global, Inc., a Nevada corporation, which is the wholly owned subsidiary of Tren Property Corp., the surviving corporation

          Surviving Corporation:

                    Tren Property Corp., a Delaware corporation, which is the parent of Gemma Global, Inc., the merging Corporation

2. The address of both corporations is:

          12868 Via Latina
          Del Mar, California 92014


3. (a) The Plan and Agreement of Merger did not require approval by the stockholders of either corporation as this is the merger of a wholly-owned subsidiary into a parent corporation. It was approved by the Boards of Directors of the respective corporations; a copy of the adoption by the Board of Directors of Tren Property Corp. is attached hereto, as Exhibit A, made a part hereof and incorporated herein by reference.

(b) The parent corporation, being the sole stockholder of the subsidiary, waived the mailing of a copy of the Plan and Agreement of merger.

2. The merger shall be effective upon the filing of these Articles of Merger in the states of Delaware and Nevada.


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CERTIFICATE OF OWNERSHIP AND MERGER
Gemma Global, Inc. (Nevada)
and Tren Property Corp. (Delaware)
PAGE 2


IN WITNESS WHEREOF, the constituent corporations have executed this Certificate of Ownership and Merger this 23rd day of January, 1998

                                              TREN PROPERTY CORP.

    ATTEST:

                                               By: /s/ Edward E. Litwak
                                                   -----------------------------
                                                   Edward E. Litwak, President

/s/ Edward Litwak
-----------------
    Secretary

                                              GEMMA GLOBAL, INC.

    ATTEST:

                                               By: /s/ Edward E. Litwak
                                                   -----------------------------
                                                   Edward E. Litwak, President

/s/ Edward Litwak
-----------------
    Secretary